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                                                                     EXHIBIT 5.1
                                            December 31, 1996

TriNet Corporate Realty Trust, Inc.
Four Embarcadero Center, Suite 3150
San Francisco, CA 94111

Ladies and Gentlemen:

     Re: Legality of Securities to be Registered under Registration Statement on Form S-3

     This opinion is delivered in our capacity as counsel to TriNet Corporate Realty Trust, Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an indeterminate amount of Debt Securities and shares of Preferred Stock and Common Stock authorized for issuance under the Company's Articles of Incorporation, with an aggregate public offering price of up to $400,000,000 (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

     We have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement and the exhibits thereto.

     Based upon the foregoing, we are of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution (which consideration is not less than the $.01 par value per share in the case of Common Stock or Preferred Stock), the Securities will be legally issued, fully paid and nonassessable, and in the case of Debt Securities, binding obligations of the Company.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ GOODWIN, PROCTER & HOAR LLP
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                                                GOODWIN, PROCTER & HOAR LLP